EXHIBIT 99.2

                   CYBER DEFENSE SYSTEMS, INC. AND TECHSHPERE
                           SYSTEMS INTERNATIONAL, INC.
                PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

INTRODUCTION

The following pro forma combined financial statements reflect the Agreement and Plan of Reorganization of Cyber Defense Systems, Inc. ("Cyber") and Techsphere Systems International, Inc., ("Techsphere") on September 19, 2005. The pro forma combined statement of operations for the year ended December 31, 2004 is derived from the historical statement of operations of Cyber and Techsphere. The pro forma combined statement of operations for the nine months ended September 30, 2005 is derived from the historical statement of operations of Cyber and Techsphere for the nine months ended September 30, 2005. The pro forma adjustments have been prepared as if the merger had been consummated on January 1, 2004.

The pro forma combined financial statements are not necessarily indicative of the results of the future operations of Cyber or Techsphere. The pro forma combined statements of operations do not reflect the anticipated cost savings resulting from integration of the operations of Cyber and Techsphere or costs to be incurred to integrate the companies. The pro forma adjustments described in the accompanying notes are based on estimates derived from information currently available.

The pro forma combined financial statements should be read in conjunction with the notes thereto and the historical financial statements of Techsphere included in this Form 8-K/A. In addition, reference should be made to the historical financial statements of Cyber included in Form 10-KSB for the year ended December 31, 2004 and included in Form 10-QSB for the nine months ended September 30, 2005 filed with the Securities and Exchange Commission.

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                   CYBER DEFENSE SYSTEMS, INC. AND TECHSHPERE
                           SYSTEMS INTERNATIONAL, INC.
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                    FOR THE YEAR ENDED DECEMBER 31, 2004 AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                        Year ended December 31, 2004                        Nine Months Ended September 30, 2005
                   ----------------------------------------------------  -------------------------------------------------------
                                   Cyber                                                 Cyber
                    Techsphere    Defense      Adjustments   Combined    Techsphere     Defense         Adjustments    Combined
                   -----------  -----------    -----------  -----------  -----------  -----------       -----------  -----------
Revenues           $ 2,618,844  $ 3,026,287(a)  (2,200,000) $ 3,445,131  $ 1,948,120  $    98,008(c)    $  (128,647) $ 1,917,661
Expenses
Cost of Sales        2,036,369    2,200,000(a)  (2,200,000)   2,036,369    1,819,207       49,004                --    1,868,211
General &
  administrative     1,889,959    1,090,153(b)     600,306    3,580,418    1,550,717    2,375,925(b)(c)     315,425    4,169,561
Research &
  Development               --           --             --           --           --      543,191                --      543,191
Impairment of
  Goodwill                  --           --             --           --           --    4,577,069                --    4,577,069
                   -----------  -----------     ----------  -----------  -----------  -----------       -----------  -----------
Total expenses       3,926,328    3,290,153(a)  (1,599,694)   5,616,787    3,369,924    7,545,189           315,425   11,230,538
Loss from
  Operations        (1,307,484)    (263,866)      (600,306)  (2,171,656)  (1,421,804)  (7,447,181)         (443,892)  (9,312,877)
Other income
 (expense)            (359,554)    (156,787)            --     (516,341)    (250,342)    (195,104)               --     (445,446)
                   -----------  -----------    -----------  -----------  -----------  -----------       -----------  -----------
Net loss           $(1,667,038) $  (420,653)   $  (600,306) $(2,687,997) $(1,672,146) $(8,636,225)        (443,892)  $(9,758,323)
                   ===========  ===========    ===========  ===========  ===========  ===========       ===========  ===========
Loss per share:
Basic and diluted               $     (0.02)                $     (0.06)              $    (0.30)                    $     (0.19)
                                ===========                 ===========               ===========                    ===========
Weighted average
 shares
 outstanding                     21,125,176                  44,202,099                28,432,121                     50,568,874
                                ===========                 ===========               ===========                    ===========

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           NOTES TO PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

NOTE 1 = ACQUISITION OF TECHSPHERE SUBSIDIARY BY CYBER

On September 19, 2005, Cyber acquired 100% of the stock of Techsphere Systems International, Inc for a purchase price of 23,076,923 Class A common shares and 245,455 Class B common shares valued at $5,340,226. Cyber has accounted for the acquisition of Techsphere as a purchase business combination and the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Negative goodwill was not recognized in connection with the acquisition of Techsphere. Instead, the excess of the fair value of the net assets over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long=term assets. Cyber has obtained an independent valuation.

NOTE 2 = PRO FORMA ADJUSTMENTS

(a) - Eliminates intercompany sales and cost of sales for the purchase and sale of an airship.

(b) - Includes the adjustment for amortization of the value of the license with 21st Century Airships, Inc. as if the transaction had occurred as of January 1, 2004. The license is being amortized by Cyber using the straight line method over an 18 year life.

(c) - eliminate the intercompany transaction related to the sale of the license for marketing and integration rights of Airships by Techsphere to Cyber